SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
April 3, 2020

ALLIANCE DATA SYSTEMS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15749	31-1429215
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3075 LOYALTY CIRCLE
COLUMBUS, OH 43219
(Address and Zip Code of Principal Executive Offices)

(614) 729-4000
(Registrant’s Telephone Number, including Area Code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	ADS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

Item 1.01  Entry into a Material Definitive Agreement.

On April 3, 2020, Brand Loyalty Group B.V. (“BrandLoyalty”), a wholly-owned subsidiary of Alliance Data Systems Corporation, and certain subsidiaries of BrandLoyalty, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger) and Coöperatieve Rabobank U.A. (as Arranger, Agent and Security Agent) entered into that certain Secured Facilities Agreement dated as of April 3, 2020 (the “2020 BrandLoyalty Credit Agreement”).  The 2020 BrandLoyalty Credit Agreement is secured by the trade and intercompany receivables, inventory or moveable assets and bank accounts of BrandLoyalty and certain of its subsidiaries. The 2020 BrandLoyalty Credit Agreement provides for a committed revolving line of credit of €30.0 million, an uncommitted revolving line of credit of €30.0 million, and an accordion feature permitting BrandLoyalty to request an increase in either the committed or uncommitted revolving line of credit up to €80.0 million in aggregate. Each of the committed and uncommitted revolving line of credit are scheduled to mature on April 3, 2023, subject to BrandLoyalty’s request to extend for two additional one-year terms at the absolute discretion of the lenders at the time of such requests.

All advances under the 2020 BrandLoyalty Credit Agreement are denominated in Euros. The interest rate fluctuates and is equal to EURIBOR, as defined in the 2020 BrandLoyalty Credit Agreement, plus an applicable margin based on BrandLoyalty’s senior net leverage ratio. The 2020 BrandLoyalty Credit Agreement contains financial covenants, including a senior net leverage ratio, as well as usual and customary negative covenants, representations, general and information undertakings and events of default. No amounts are outstanding under the 2020 BrandLoyalty Credit Agreement.

The preceding summary of the 2020 BrandLoyalty Credit Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 1.02  Termination of a Material Definitive Agreement.

Simultaneously with entering into the 2020 BrandLoyalty Credit Agreement referenced in Item 1.01 above, BrandLoyalty terminated its Amendment and Restatement Agreement, dated as of June 9, 2016, including the Amended and Restated Facilities Agreement by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger), ING Bank N.V. (as Arranger, Agent and Security Agent), Coöperatieve Rabobank U.A. (as Arranger) and NIBC Bank N.V. (as Arranger), which facility was scheduled to mature on June 10, 2020. No amounts were outstanding under the prior facility.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

10.1 *
Secured Facilities Agreement, dated as of April 3, 2020, by and among Brand Loyalty Group B.V. and certain subsidiaries parties thereto, as borrowers and guarantors, Deutsche Bank AG, Amsterdam Branch (as Arranger) and Coöperatieve Rabobank U.A. (as Arranger, Agent and Security Agent).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Alliance Data hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Data Systems Corporation

Date: April 8, 2020	By:	/s/ Joseph L. Motes III
Joseph L. Motes III
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary